Calculation of Filing Fee Tables
S-3
Joby Aviation, Inc.
Table 1: Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	457(o)			$ 300,000,000.00	0.0001531	$ 45,930.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts:				$ 300,000,000.00		$ 45,930.00
		Total Fees Previously Paid:						$ 0.00
		Total Fee Offsets:						$ 45,930.00
		Net Fee Due:						$ 0.00
Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Joby Aviation, Inc.	S-3	333-282809	10/24/2024		$ 45,930.00	Unallocated (Universal) Shelf			$ 496,922,595.28
Fee Offset Sources	2	Joby Aviation, Inc.	S-3	333-267736		10/04/2022						$ 54,760.87
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On October 24, 2024, Joby Aviation, Inc. (the "Company") filed a Registration Statement on Form S-3ASR (Registration No. 333-282809) (the "Registration Statement") and, in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), deferred payment of the entire registration fee. The Company previously registered securities having an aggregate offering price of up to $1,000,000,000 pursuant to a Registration Statement on Form S-3 (Registration No. 333-267736) (the "Prior Registration Statement"), filed with the Securities and Exchange Commission on October 4, 2022 and declared effective on October 20, 2022. In connection with the filing of the Prior Registration Statement, the Company made a contemporaneous registration fee payment in the amount of $110,200. As disclosed in the Registration Statement, securities having an aggregate offering price of up to $819,658,707 remained unsold under the Prior Registration Statement, the Prior Registration Statement was terminated as of the date of the Registration Statement, and, pursuant to Rule 457(p), $90,326 of the registration fee previously paid in connection with the Prior Registration Statement will be applied to the fees payable pursuant to the Registration Statement and its related prospectus supplements. On October 25, 2024, the Company filed a prospectus supplement and offset filing fees then due by $35,565.13. As a result, as of the date of this prospectus supplement, a filing fee offset of $54,760.87 remains available to offset the current filing fee. The Company is offsetting the filing fee due under this prospectus supplement by $45,930, with $8,830.87 remaining to be applied to future filings from this fee offset source.

Offset Note
[2]	See Note 1.